HUDSON PACIFIC PROPERTIES, INC.
SECOND QUARTER 2012
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Prospectus filed with the Securities and Exchange Commission on April 27, 2011. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.'s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.'s Prospectus dated April 27, 2011. In light of these risks and uncertainties, any forward-looking events described herein or in Hudson Pacific Properties, Inc.'s August 2012 conference call may not occur.

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board and Chief Executive Officer, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter	Patrick Whitesell	Howard S. Stern
Managing General Partner, Clarity Partners L.P.	Co-Chief Executive, WME Entertainment	President, Hudson Pacific Properties, Inc.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Howard S. Stern	Mark T. Lammas
Chief Executive Officer	President	Chief Financial Officer

Christopher Barton	Dale Shimoda	Kay Tidwell
EVP, Operations and Development	EVP, Finance	EVP, General Counsel

Alexander Vouvalides	Drew Gordon	Harout Diramerian
SVP, Acquisitions	SVP, Northern California	Chief Accounting Officer

Arthur X. Suazo		Elva Hernandez
Director of Leasing		Operational Controller
INVESTOR RELATIONS
Addo Communications (310) 829-5400 Email Contact: lasseg@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay, which we refer to as our target markets.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	17
Office properties square feet (in thousands)	3,805
Office properties leased rate as of June 30, 2012(1)	90.8%
Office properties occupied rate as of June 30, 2012(1) (2)	87.3%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	878
Media & entertainment occupied rate as of June 30, 2012(3)	69.6%

Number of land assets owned	4
Land assets square feet (in thousands)(4)	1,447

Market capitalization (in thousands):
Total debt(5)	$348,749
Series A Preferred Units	12,475
Series B Preferred Stock	145,000
Common equity capitalization(6)	864,811
Total market capitalization	$1,371,035
Debt/total market capitalization	25.4%
Series A preferred units & debt/total market capitalization	26.3%
Common stock data (NYSE:HPP):
Range of closing prices(7)	$ 14.96-17.41
Closing price at quarter end	$17.41
Weighted average fully diluted shares\units outstanding (in thousands)(8)	42,855
Shares of common stock\units outstanding on June 30, 2012 (in thousands)(9)	49,673
__________________________

(1)
Office properties leased rate and occupied rate includes the approximately 50,000 square-foot vacant 275 Brannan and approximately 212,319 square-foot recently acquired 901 Market Street properties, which the Company is in the process of renovating in anticipation of new tenancy. Excluding 275 Brannan and 901 Market Street, the office properties leased rate and occupied rate was 93.6% and 89.9%, respectively.

(2)	Represents percent leased less signed leases not yet commenced.

(3)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended June 30, 2012.

(4)	Square footage for land assets represents management's estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(5)	Total debt excludes non-cash loan premium/discount.

(6)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(7)	For the quarter ended June 30, 2012.

(8)
For the quarter ended June 30, 2012. Diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible instruments. Diluted shares do not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

(9)
This amount represents fully diluted common shares and OP units (including unvested restricted shares) at June 30, 2012, and does not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	June 30, 2012	December 31, 2011
ASSETS
Total investment in real estate, net	$1,098,022	$1,007,175
Cash and cash equivalents	102,525	13,705
Restricted cash	10,241	9,521
Accounts receivable, net	10,371	8,963
Straight-line rent receivables	13,274	10,801
Deferred leasing costs and lease intangibles, net	77,784	84,131
Deferred finance costs, net	4,800	5,079
Interest rate contracts	172	164
Goodwill	8,754	8,754
Prepaid expenses and other assets	14,234	4,498
TOTAL ASSETS	$1,340,177	$1,152,791

LIABILITIES AND EQUITY
Notes payable	$350,332	$399,871
Accounts payable and accrued liabilities	13,924	12,469
Below-market leases	30,100	22,861
Security deposits	6,215	5,651
Prepaid rent	9,982	10,795
TOTAL LIABILITIES	410,553	451,647

6.25% series A cumulative redeemable preferred units of the Operating Partnership	12,475	12,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares and 3,500,000 shares outstanding at June 30, 2012 and December 31, 2011, respectively	145,000	87,500
Common Stock, $0.01 par value 490,000,000 authorized, 47,218,151 shares and 33,840,854 shares outstanding at June 30, 2012 and December 31, 2011, respectively	472	338
Additional paid-in capital	735,872	552,043
Accumulated other comprehensive (deficit) income	(1,215)	(883)
Accumulated deficit	(21,383)	(13,685)
Total Hudson Pacific Properties, Inc. stockholders’ equity	858,746	625,313
Non-controlling common units in the Operating Partnership	58,403	63,356
TOTAL EQUITY	917,149	688,669
TOTAL LIABILITIES AND EQUITY	$1,340,177	$1,152,791

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	2012	2011
Revenues
Office
Rental	$22,591	$17,821	$44,971	$35,335
Tenant recoveries	5,593	4,962	10,973	9,925
Parking and other	2,450	1,253	4,558	4,408
Total office revenues	30,634	24,036	60,502	49,668

Media & entertainment
Rental	5,805	5,592	11,256	11,072
Tenant recoveries	417	516	665	859
Other property-related revenue	3,697	3,242	6,321	6,513
Other	62	21	102	99
Total media & entertainment revenues	9,981	9,371	18,344	18,543

Total revenues	40,615	33,407	78,846	68,211

Operating expenses
Office operating expenses	13,778	9,533	25,134	19,807
Media & entertainment operating expenses	6,289	5,771	11,059	10,950
General and administrative	4,151	3,062	8,665	6,208
Depreciation and amortization	13,708	10,626	25,840	21,987
Total operating expenses	37,926	28,992	70,698	58,952

Income from operations	2,689	4,415	8,148	9,259

Other expense (income)
Interest expense	4,575	4,530	9,466	9,172
Interest income	(2)	(23)	(7)	(31)
Acquisition-related expenses	299	—	360	—
Other expenses (income)	46	118	90	235
	4,918	4,625	9,909	9,376

Net loss	$(2,229)	$(210)	$(1,761)	$(117)

Less: Net income attributable to preferred stock and units	(3,231)	(2,027)	(6,462)	(4,054)
Less: Net income attributable to restricted shares	(79)	(62)	(157)	(124)
Less: Net income attributable to non-controlling interest in consolidated real estate entities	—	10	—	(803)
Add: Net loss attributable to common units in the Operating Partnership	322	188	525	487
Net loss attributable to Hudson Pacific Properties, Inc. shareholders	$(5,217)	$(2,101)	$(7,855)	$(4,611)
Net loss attributable to shareholders’ per share - basic and diluted	$(0.13)	$(0.07)	$(0.21)	$(0.18)
Weighted average shares of common stock outstanding - basic and diluted	39,772,030	29,161,139	36,546,240	25,575,051
Dividends declared per common share	$0.125	$0.125	$0.500	$0.500

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Funds From Operations (FFO) (1)
Net (loss) income	$(2,229)	$(210)	$(1,761)	$(117)
Adjustments:
Depreciation and amortization of real estate assets	13,708	10,626	25,840	21,987
Less: Net loss (income) attributable to non-controlling interest in consolidated real estate entities	—	10	—	(803)
Less: Net income attributable to preferred stock and units	(3,231)	(2,027)	(6,462)	(4,054)
FFO to common shareholders and unit holders	$8,248	$8,399	$17,617	$17,013
Specified items impacting FFO:
Acquisition-related expenses	299	—	360	—
One-time property tax expenses	918	—	918	—
Master Halco termination revenue	—	—	—	(2,744)
Master Halco non-cash write-off	—	—	—	716
FFO (after specified items) to common shareholders and unit holders	$9,465	$8,399	$18,895	$14,985

Weighted average common shares/units outstanding - diluted	42,855	32,270	39,200	28,682
FFO per common share/unit - diluted	$0.19	$0.26	$0.45	$0.59
FFO (after specified items) per common share/unit - diluted	$0.22	$0.26	$0.48	$0.52

Adjusted Funds From Operations (AFFO) (1)
FFO	$8,248	$8,399	$17,617	$17,013
Adjustments:
Straight-line rent	(910)	(1,153)	(2,473)	(2,029)
Amortization of prepaid rent (2)	327	279	640	554
Amortization of above market and below market leases, net	(720)	(120)	(1,089)	(214)
Amortization of below market ground lease	62	62	124	142
Amortization of lease buy-out costs	23	23	45	361
Amortization of deferred financing costs and loan premium/discount, net	340	282	644	368
Recurring capital expenditures, tenant improvements and lease commissions	(3,395)	(1,277)	(5,399)	(2,505)
Non-cash compensation expense	774	593	2,002	1,313
AFFO	$4,749	$7,088	$12,111	$15,003

Dividends paid to common stock and unit holders	$6,224	$4,524	$10,783	$7,656
AFFO payout ratio	131.1%	63.8%	89.0%	51.0%

______________________________

(1)	See page 18 for Management's Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)

The following table sets forth information with respect to our outstanding indebtedness as of June 30, 2012.

			Annual			Balance at
Debt	Outstanding	Interest Rate (1)	Debt Service (1)	Maturity Date		Maturity
Secured Revolving Credit Facility	$—	LIBOR+2.50% to 3.25%	$ --	6/29/2013		$ --
Mortgage loan secured by 625 Second Street (2)	33,700	5.85%	1,999	2/1/2014		33,700
Mortgage loan secured by 6922 Hollywood Boulevard (3)	41,750	5.58%	3,230	1/1/2015		39,422
Mortgage loan secured by Sunset Gower/Sunset Bronson (4)	92,000	LIBOR+3.50%	--	2/11/2016		89,681
Mortgage loan secured by Rincon Center	108,393	5.134%	7,195	5/1/2018		97,673
Mortgage loan secured by First Financial (5)	43,000	4.58%	2,002	2/1/2022		36,799
Mortgage loan secured by 10950 Washington	29,906	5.316%	2,639	3/11/2022	99,719	24,632
Subtotal	$348,749
Unamortized loan premium, net (6)	1,583
Total	$350,332

______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	This loan was assumed on September 1, 2011 in connection with the closing of our acquisition of 625 Second Street property.

(3)	This loan was assumed on November 22, 2011 in connection with the closing of our acquisition of the 6922 Hollywood Boulevard property.

(4)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50.0 million of the loan through its maturity on February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42.0 million of the loan through its maturity on February 11, 2016. Beginning with the payment due February 1, 2014, monthly debt service will include principal payments based on a 30-year amortization schedule, for total annual debt amortization of $1,113.

(5)
The loan bears interest only for the first two years. Beginning with the payment due March 1, 2014, monthly debt service will include principal payments based on a 30-year amortization schedule, for total annual debt service of $2,639.

(6)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with 625 Second Street and 6922 Hollywood Boulevard.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

					Annualized Base Rent Per Leased Square Foot (4)	Monthly Rent Per Leased Square Foot

		Percent of Total	Percent Occupied (2)	Annualized Base Rent (3)
County	Square Feet (1)
San Francisco
Rincon Center	580,850	15.3%	82.4%	$17,882,608	$37.24	$3.10
1455 Market Street	1,012,012	26.6%	92.1%	12,908,049	13.85	1.15
875 Howard Street	286,270	7.5%	96.9%	5,770,697	20.79	1.73
222 Kearny Street	148,797	3.9%	98.2%	5,216,104	35.69	2.97
625 Second Street	136,906	3.6%	100.0%	5,337,903	38.99	3.25
275 Brannan Street	51,710	1.3%	—%	—	—	—
901 Market Street	212,319	5.6%	64.9%	3,509,620	25.46	2.12
Subtotal	2,428,864	63.8%	86.8%	$50,624,981	$23.99	$2.00

Los Angeles
First Financial	222,423	5.8%	83.3%	$6,191,685	$33.43	$2.79
Technicolor Building	114,958	3.0%	100.0%	4,395,488	38.24	3.19
Del Amo Office Building	113,000	3.0%	100.0%	3,069,070	27.16	2.26
9300 Wilshire	61,224	1.6%	77.1%	1,962,809	41.56	3.46
10950 Washington	158,873	4.2%	100.0%	4,626,953	29.12	2.43
604 Arizona	44,260	1.2%	100.0%	1,617,172	36.54	3.04
6922 Hollywood	205,523	5.4%	92.1%	7,672,561	40.51	3.38
10900 Washington	9,919	0.2%	—%	—	—	—
Subtotal	930,180	24.4%	91.7%	$29,535,738	$34.63	$2.89

Orange
City Plaza	333,922	8.8%	80.4%	$6,619,967	$24.66	$2.05
Subtotal	333,922	8.8%	80.4%	$6,619,967	$24.66	$2.05

San Diego
Tierrasanta	112,300	3.0%	80.5%	$1,431,779	$15.84	$1.32
Subtotal	112,300	3.0%	80.5%	$1,431,779	$15.84	$1.32

TOTAL	3,805,266	100.0%	87.3%	$88,212,465	$26.55	$2.21
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2012, divided by (ii) total square feet, expressed as a percentage.

(3)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2012, by (ii) 12.

(4)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of June 30, 2012.

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annual Base Rent (3)	Annual Base Rent Per Leased Square Foot (4)

Sunset Gower	554,982	63.9%	65.5%	$11,145,616.33	$30.66

Sunset Bronson	313,723	36.1%	77.0%	9,834,837.15	40.72

	868,705	100.0%	69.6%	$20,980,453.48	$34.68

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated leasable square feet, which may be less or more than the BOMA rentable area. Square footage may change over time due to remeasurement or releasing. On December 16, 2011 we acquired 20,261 square feet of office property located at 6050 Sunset and 1445 Beechwood, ancillary to our Sunset Gower property. Those acquisitions are reflected in the square footage for Sunset Gower as of December 16, 2011 on a weighted average basis. As of June 30, 2012, the square footage for Sunset Gower and Sunset Bronson totaled 878,196 square feet, including those acquisitions. Since the percent occupied is determined on a weighted average basis for the 12 months ended June 30, 2012, the square footage for 6050 Sunset and 1445 Beechwood is also included in the square footage for the media and entertainment properties on a weighted average basis.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended June 30, 2012.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended June 30, 2012, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of June 30, 2012.

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

TEN LARGEST OFFICE TENANTS

Tenant	Number of Leases	Number of Properties	Lease Expiration (1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent (2)	Percent of Annualized Base Rent
Bank of America (3)	1	1	Various	832,549	21.9%	$9,409,853	10.7%
AIG (4)	1	1	Various	166,757	4.4%	6,894,564	7.8%
AT&T	1	1	8/31/2013	155,964	4.1%	5,850,333	6.6%
Fox Interactive Media, Inc.	1	1	3/31/2017	104,897	2.8%	4,454,787	5.1%
GSA (5)	3	2	Various	138,712	3.6%	4,421,116	5.0%
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	3.0%	4,395,488	5.0%
NFL Enterprises	1	1	3/31/2015	104,589	2.7%	3,282,726	3.7%
Kondaur Capital Corp. (6)	1	1	3/31/2013	125,208	3.3%	3,185,292	3.6%
Saatchi & Saatchi North America, Inc.	1	1	12/31/2019	113,000	3.0%	3,069,070	3.5%
Trailer Park, Inc.	1	1	9/30/2018	72,101	1.9%	2,789,503	3.2%
Total	12	11		1,928,735	50.7%	$47,752,732	54.2%

______________________________

(1)	The Bank of America, GSA - U.S. Corps of Engineers, and Saatchi & Saatchi North America, Inc. leases are subject to early termination prior to expiration at the option of the tenant.

(2)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2012, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)
Bank of America lease early termination rights by square footage: (1) 38,894 square feet at or around December 31, 2012, subject to satisfaction of certain conditions associated with the lease to MTA; (2) 50,948 square feet at December 31, 2012; (3) 220,072 square feet at December 31, 2013; (4) 331,197 square feet at December 31, 2015; and (5) 191,438 square feet at December 31, 2017.

(4)
AIG has exercised an early termination right with respect to 18,364 square feet at Rincon Center, which expiration will become effective on July 31, 2012. The remaining 148,393 square feet under their lease is scheduled to expired on July 31, 2017.

(5)
GSA expirations by property and square footage: (1) 89,995 square feet at 1455 Market Street expiring on February 19, 2017; (2) 5,906 square feet at 901 Market Street expiring on April 30, 2017; and (3) 42,811 square feet at 901 Market Street expiring on July 31, 2021.

(6)
Effective June 29, 2012, the Company entered into a 125,208 square foot lease with CashCall, Inc. at our City Plaza property that backfills nearly 87,000 square feet of the lease with Kondaur Capital Corp. that was scheduled to expire in March 2013. Staged occupancy under the lease with CashCall, Inc. begins in September 2012.

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	214,154
Number of leases	17

Gross New Leasing Activity
Rentable square feet	171,519
New cash rate	$25.76
Number of leases	9

Gross Renewal Leasing Activity
Rentable square feet	42,635
Renewal cash rate	$43.01
Number of leases	8

Net Absorption
Leased rentable square feet	139,018

Cash Rent Growth (1)
Expiring Rate	$30.40
New/Renewal Rate	$28.48
Change	(6.3)%

Straight-Line Rent Growth (2)
Expiring Rate	$26.40
New/Renewal Rate	$26.63
Change	0.9%

Weighted Average Lease Terms
New (in months)	80
Renewal (in months)	74

Tenant Improvements and Leasing Commissions (3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$45.80	$6.90
Renewal leases	$18.48	$2.99
Blended	$40.36	$6.17
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS - ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases (1)	Percent of Office Portfolio Square Feet	Annualized Base Rent (2)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot (3)	Annualized Base Rent Per Lease Square Foot at Expiration (4)
Available	351,459	9.2%	$—	—	$—	$—
2012	205,003	5.4%	4,513,332	4.9%	22.02	22.08
2013	808,817	21.3%	20,264,088	22.1%	25.05	25.45
2014	145,067	3.8%	4,617,812	5.0%	31.83	32.98
2015	508,820	13.4%	8,967,805	9.8%	17.62	19.38
2016	237,391	6.2%	7,112,613	7.7%	29.96	33.03
2017	710,861	18.7%	21,049,468	22.9%	29.61	31.32
2018	142,849	3.8%	4,793,175	5.2%	33.55	38.90
2019	229,127	6.0%	6,884,266	7.5%	30.05	34.76
2020	239,675	6.3%	8,131,854	8.9%	33.93	45.97
2021	42,811	1.1%	958,642	1.0%	22.39	28.45
Thereafter	31,577	0.8%	919,411	1.0%	29.12	40.32
Building management use	20,241	0.5%	—	—%	—	—
Signed leases not commenced	131,568	3.5%	3,690,924	4.0%	28.05	38.52
Total/Weighted Average	3,805,266	100.0%	$91,903,390	100.0%	$26.61	$29.52

______________________________

(1)
Effective June 29, 2012, the Company entered into a 125,208 square foot lease with CashCall, Inc. at our City Plaza property that backfills nearly 87,000 square feet of the lease with Kondaur Capital Corp. that was scheduled to expire in March 2013. Staged occupancy under the lease with CashCall, Inc. begins in September 2012.

(2)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2012, by (ii) 12.

(3)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of June 30, 2012.

(4)
Annualized base rent per leased square foot at expiration for the office properties is calculated as (i) annualized base rent at expiration divided by (ii) square footage under lease as of June 30, 2012.

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS

	Q3 2012		Q4 2012		Q1 2013		Q2 2013
County	Expiring SF	Rent per SF (1)	Expiring SF	Rent per SF (1)	Expiring SF	Rent per SF (1)	Expiring SF	Rent per SF (1)
San Francisco
Rincon Center	20,733	$39.98	—	$—	1,377	$38.00	895	$29.00
1455 Market Street	2,427	18.54	89,842	7.01	100	69.93	—	—
875 Howard Street	—	—	—	—	—	—	—	—
222 Kearny Street	2,092	29.50	1,827	47.27	8,831	43.01	5,171	45.00
625 Second Street	—	—	—	—	—	—	—	—
275 Brannan Street	—	—	—	—	—	—	—	—
901 Market Street	1,897	37.53	—	—	32,928	23.00	—	—
Subtotal	27,149	$37.08	91,669	$7.81	43,236	$27.67	6,066	$42.64

Los Angeles
First Financial	1,098	$39.91	1,348	$31.83	4,438	$38.44	5,033	$39.06
Technicolor Building	—	—	—	—	—	—	—	—
Del Amo Office Building	—	—	—	—	—	—	—	—
9300 Wilshire	150	37.12	1,087	37.08	432	36.11	2,712	54.00
10950 Washington	425	31.06	—	—	—	—	20,047	23.57
604 Arizona	44,260	36.54	—	—	—	—	—	—
6922 Hollywood	2,222	38.56	—	—	—	—	—	—
10900 Washington	—	—	—	—	—	—	—	—
Subtotal	48,155	$36.66	2,435	$34.17	4,870	$38.23	27,792	$29.34

Orange
City Plaza	17,820	$27.32	—	$—	127,337 (2)	$25.42	1,997	$22.20
Subtotal	17,820	$27.32	—	$—	127,337	$25.42	1,997	$22.20

San Diego
Tierrasanta	9,629	$24.41	—	$—	—	$—	—	$—
Subtotal	9,629	$24.41	—	$—	—	$—	—	$—

Total	102,753	$34.00	94,104	$8.49	175,443	$26.33	35,855	$31.20
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2012, by (ii) 12.

(2)
Effective June 29, 2012, the Company entered into a 125,208 square foot lease with CashCall, Inc. at our City Plaza property that backfills nearly 87,000 square feet of the lease with Kondaur Capital Corp. that was scheduled to expire in March 2013. Staged occupancy under the lease with CashCall, Inc. begins in September 2012.

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet (1)	of Percent of Total
Business Services	82,487	2.7%
Educational	120,396	4.0%
Financial Services	1,089,543	18.9%
Insurance	180,964	8.2%
Legal	144,701	4.7%
Media & Entertainment	448,018	17.4%
Other	152,170	3.8%
Real Estate	63,497	2.5%
Retail	230,104	6.6%
Technology	497,555	20.4%
Advertising	115,735	3.5%
Government	167,387	6.2%
Healthcare	29,682	1.1%
Total	3,322,239	100.0%

______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Second Quarter 2012 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.